UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2022

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other authority of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2420, Chicago, IL 60611

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. p/k/a Homeland Resources Ltd. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 19, 2022, our Board of Directors accepted the resignation of our audit firm Boyle CPA, LLC. There were no disagreements and the audit opinions of Boyle CPA, LLC did not contain any adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the Company’s ability to continue as a going concern for the fiscal years ended July 31, 2020 and July 31, 2021 or interim financial statements for the three-month periods ended October 31, 2021, January 31, 2022, April 30, 2022 or through October 19, 2022. Also on October 19, 2022, our Board of Directors approved the engagement of Victor Mokuolu, CPA PLLC (“VMCPA”), a PCAOB (“Public Company Accounting Oversight Board”) registered audit firm, to audit our financials for the fiscal year ended July 31, 2022 and for the fiscal year ending July 31, 2023. We have accordingly retained VMCPA for such services.

The Company provided Boyle CPA, LLC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Boyle furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Boyle’s letter dated October 19, 2022, is filed as Exhibit 16.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: October 19, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer